Blackstone Mortgage Trust Reports Fourth Quarter and Full Year 2023 Results

New York, February 14, 2024 -- Blackstone Mortgage Trust, Inc. (NYSE: BXMT) today reported its fourth quarter and full year 2023 results. Net income attributable to Blackstone Mortgage Trust for the full year was $247 million. Full year EPS, Distributable EPS, and dividends paid per basic share were $1.43, $3.05, and $2.48 respectively.

Katie Keenan, Chief Executive Officer, said, “BXMT's 4Q and full-year results demonstrated the resilience of our business amidst a challenging 2023, with strong earnings, continued repayments and near-record liquidity maintained throughout the year. Entering 2024, we are well-positioned to strategically manage our portfolio while capitalizing on emerging opportunities.”

Blackstone Mortgage Trust issued a full presentation of its fourth quarter and full year 2023 results, which can be viewed at www.bxmt.com. An updated investor presentation may also be viewed on the website.

Quarterly Investor Call Details
Blackstone Mortgage Trust will host a conference call today at 9:00 a.m. ET to discuss results. To register for the webcast, please use the following link: https://event.webcasts.com/starthere.jsp?ei=1649876&tp_key=c2bbcd55b3. For those unable to listen to the live broadcast, a recorded replay will be available on the company's website at www.bxmt.com beginning approximately two hours after the event.

About Blackstone Mortgage Trust
Blackstone Mortgage Trust (NYSE: BXMT) is a real estate finance company that originates senior loans collateralized by commercial real estate in North America, Europe, and Australia. Our investment objective is to preserve and protect shareholder capital while producing attractive risk-adjusted returns primarily through dividends generated from current income from our loan portfolio. Our portfolio is composed primarily of loans secured by high-quality, institutional assets in major markets, sponsored by experienced, well-capitalized real estate investment owners and operators. These senior loans are capitalized by accessing a variety of financing options, depending on our view of the most prudent strategy available for each of our investments. We are externally managed by BXMT Advisors L.L.C., a subsidiary of Blackstone. Further information is available at www.bxmt.com.

About Blackstone
Blackstone is the world’s largest alternative asset manager. We seek to deliver compelling returns for institutional and individual investors by strengthening the companies in which we invest. Our more than $1 trillion in assets under management include global investment strategies focused on real estate, private equity, infrastructure, life sciences, growth equity, credit, real assets,
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Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220

secondaries and hedge funds. Further information is available at www.blackstone.com. Follow @blackstone on LinkedIn, X (Twitter), and Instagram.

Forward-Looking Statements and Other Matters
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect BXMT’s current views with respect to, among other things, its operations and financial performance, its business plans and the impact of the current macroeconomic environment, including interest rate changes. You can identify these forward-looking statements by the use of words such as “outlook,” “objective,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. BXMT believes these factors include but are not limited to those described under the section entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such factors may be updated from time to time in its periodic filings with the Securities and Exchange Commission (“SEC”) which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the filings. BXMT assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.

We refer to “Distributable EPS,” which is a non-GAAP financial measure, in this press release. A reconciliation to net income attributable to Blackstone Mortgage Trust, the most directly comparable GAAP measure, is included in our full detailed presentation of fourth quarter and full year 2023 results and is available on our website at www.bxmt.com.

Investor Relations
Blackstone
+1 (888) 756-8443
BlackstoneShareholderRelations@Blackstone.com

Public Affairs
Blackstone
+1 (212) 583-5263
PressInquiries@Blackstone.com
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Blackstone Mortgage Trust, Inc.
345 Park Avenue
New York, New York 10154
T 212 655 0220